                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-65185) of The Goodyear Tire & Rubber Company of our report dated June 26, 2000 appearing on page 2 of Annex A of this Form 11-K.








/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio
June 27, 2000